Exhibit 10.7
FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT
     THIS FIRST AMENDMENT, dated as of October 23, 2008 (this “Amendment”) to that certain Note Purchase Agreement, dated as of May 31, 2007 (the “Existing Note Purchase Agreement”), among The J. M. Smucker Company, an Ohio corporation (the “Company”), and the purchasers signatory thereto (together with their successors, transferees and assigns, collectively, the “Noteholders”) pursuant to which the Company issued to the Noteholders its 5.55% Senior Notes due April 1, 2022 in the aggregate principal amount of $400,000,000 (collectively, the “Notes”).
RECITALS:
     A. The Noteholders are the holders of all of the outstanding Notes.
     B. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Existing Note Purchase Agreement unless herein defined or the context shall otherwise require.
     C. The Company and the Noteholders now desire to amend the Existing Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.
     NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
1. AMENDMENTS.
1.1. Amendment to Section 9.7 (Financial Covenant Standards).
     Section 9.7 of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 9.7 is hereby inserted in its place, to read as follows:
     9.7 Financial Covenant Standards.
     If at any time and from time to time on or after the First Amendment Effective Date, any Primary Senior Debt shall contain (whether on the First Amendment Effective Date or subsequent thereto as the result of an amendment or modification thereof) one or more Financial Covenants that are either not contained in this Agreement or are contained in this Agreement but are more favorable to the lender or lenders under such Primary Senior Debt than are the terms of this Agreement to the holders of the Notes, this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically (effective simultaneously with the effectiveness of such Primary Senior Debt or such modification) to include each such additional or more favorable Financial Covenant, unless the Required Holders provide written notice to the Company to the contrary within 30 days after having received written notice from the Company of the effectiveness of such additional or more favorable Financial Covenant (in which event such Financial Covenant shall be deemed not to have been included in this Agreement at any time). No modification or amendment of any Primary Senior Debt that results in any Financial Covenant becoming less restrictive on the

Company shall be effective as a modification, amendment or waiver under this Agreement. The Company further covenants promptly to execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders to reflect such additional or more favorable Financial Covenant, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such additional or more favorable Financial Covenant as provided for in this Section 9.7. The provisions of this Section 9.7 shall apply successively to each change in a Financial Covenant contained in any Primary Senior Debt.
     “Financial Covenant” means any covenant or equivalent provision (including, without limitation, any default or event of default provision and definitions of defined terms used therein) requiring the Company:
     (a) to maintain any level of financial performance (including, without limitation, a specified level of net worth, total assets, cash flow or net income),
     (b) not to exceed any maximum level of indebtedness,
     (c) to maintain any relationship of any component of its capital structure to any other component thereof (including, without limitation, the relationship of indebtedness, senior indebtedness or subordinated indebtedness to total capitalization or to net worth), or
     (d) to maintain any measure of its ability to service its indebtedness (including, without limitation, falling below any specified ratio of revenues, cash flow or net income to interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness).
1.2. Amendment to Section 10.3 (Consolidated Net Worth).
     Section 10.3 of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 10.3 is hereby inserted in its place, to read as follows:
     10.3 Consolidated Net Worth.
     The Company will not, at any time, permit Consolidated Net Worth to be less than (a) prior to the Folgers Acquisition Date, One Billion Dollars ($1,000,000,000) and (b) on and after the Folgers Acquisition Date, Three Billion Five Hundred Million Dollars ($3,500,000,000).
1.3. Amendment to Section 10.4.
     Section 10.4 of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 10.4 is hereby inserted in its place, to read as follows:

     10.4 Leverage Ratio.
     The Company will not permit, as of the end of each fiscal quarter, Consolidated Debt determined as of such date to exceed 55% of the sum of (a) Consolidated Debt and (b) Consolidated Net Worth, each determined as of such date.
1.4. Amendment to Section 10.5 (Incurrence of Current Debt).
     Section 10.5 of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 10.5 is hereby inserted in its place, to read as follows:
     10.5 Intentionally Omitted.
1.5. Amendment to Section 10.6 (Priority Debt).
     Section 10.6 of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 10.6 is hereby inserted in its place, to read as follows:
     10.6 Priority Debt.
     The Company will not, at any date, permit Priority Debt to exceed (a) prior to the last day of the fiscal quarter in which the Folgers Acquisition Date occurs, 25% of Consolidated Total Capitalization (determined as of the last day of the then most recently ended fiscal quarter of the Company) and (b) thereafter, 15% of Consolidated Total Capitalization (determined as of the last day of the then most recently ended fiscal quarter of the Company or determined as of such date if such date shall be the last day of a fiscal quarter of the Company); provided, however, that no Lien created pursuant to Section 10.7(g) shall secure any Primary Senior Debt unless the Notes are equally and ratably secured by all property subject to such Lien and no Subsidiary shall guaranty or otherwise become obligated in respect of any Primary Senior Debt unless such Subsidiary guaranties, or becomes similarly obligated in respect of, the Notes and such Debt is subject to the terms of the Intercreditor Agreement (or an intercreditor agreement in form and substance reasonably satisfactory to the Required Holders), in each case all pursuant to documentation reasonably satisfactory to the Required Holders; provided, further, however, that notwithstanding anything contained in this Section 10.6 to the contrary, the Company shall be under no obligation to (but may in its sole discretion) require any Foreign Subsidiary to guaranty the Debt under this Agreement and the Notes to the extent such Foreign Subsidiary’s obligations under all Primary Senior Debt consist solely of direct borrowings solely to such Foreign Subsidiary or a group of Foreign Subsidiaries (a “Foreign Borrowing”) or guaranties of a Foreign Borrowing by another Foreign Subsidiary.
1.6. Amendment to Section 10.7 (Liens)
     Section 10.7(g) of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 10.7(g) is hereby inserted in its place, to read as follows:
(g) other Liens not otherwise permitted by paragraphs (a) through (f) of this Section 10.7, so long as the Debt secured thereby can be

     (i) incurred and remain outstanding in accordance with the requirements of Section 10.4, and
     (ii) incurred and remain outstanding in accordance with the requirements of Section 10.6.
1.7. Amendment to Section 11 (Events of Default).
     Section 11(f) of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 11(f) is hereby inserted in its place, to read as follows:
(f) the Company or any Significant Subsidiary
     (i) is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or Make-Whole Amount or interest on any Indebtedness (other than Indebtedness under this Agreement and the Notes) that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto (after giving effect to any consents or waivers in respect thereof); or
     (ii) is in default in the performance of or compliance with any term of any evidence of any Indebtedness under the Bank Credit Agreement or the Folgers Bank Credit Agreement or any other Indebtedness with an outstanding principal amount of at least $40,000,000 individually or, together with other Indebtedness, with an aggregate principal amount of at least $75,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled at such time to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or
     (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or such Significant Subsidiary has become obligated to purchase or repay Indebtedness under the Bank Credit Agreement or the Folgers Bank Credit Agreement or any other Indebtedness with an outstanding principal amount of at least $40,000,000 individually or, together with other Indebtedness, with an aggregate principal amount of at least $75,000,000 before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right at such time to require the Company or such Significant Subsidiary so to purchase or repay such Indebtedness; or

1.8. Deletion of Defined Terms.
     The definitions of “Consolidated Current Debt”, “Consolidated Senior Funded Debt”, “Current Debt” and “Current Maturities of Funded Debt”, are each hereby deleted from Schedule B to the Existing Note Purchase Agreement.
1.9. Amendments to Schedule B.
     Schedule B to the Existing Note Purchase Agreement is hereby amended by inserting the following new definitions into such Schedule, in their proper alphabetical order, to read as follows:
     “Consolidated Debt” means, as of any date of determination, the total of all Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.
     “Consolidated Funded Debt” means, as of any date of determination, the total of all Funded Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.
     “First Amendment” means that certain First Amendment to Note Purchase Agreement, dated as of the First Amendment Effective Date, among the Company and each of the holders of Notes signatory thereto, amending certain provisions of this Agreement.
     “First Amendment Effective Date” means the date upon which the First Amendment is executed and delivered by the Company and the holders of Notes and becomes effective pursuant to the terms thereof.
     “Folgers Acquisition Date” means the date on which The Folgers Coffee Company becomes a Subsidiary of the Company pursuant to that certain Transaction Agreement dated as of June 4, 2008 among The Proctor & Gamble Company, The Folgers Coffee Company, the Company and Moon Merger Sub, Inc.
     “Folgers Bank Credit Agreement” means that certain Credit Agreement by and among The Folgers Coffee Company, Bank of Montreal as administrative agent, Bank of America, N.A. as syndication agent and the lenders party thereto to be entered into on or prior to the Folgers Acquisition Date, as such agreement may be amended or restated from time to time.
     “Foreign Subsidiary” means any Subsidiary of the Company which is not organized under the laws of the United States of America, any State thereof or the District of Columbia.
     “Primary Senior Debt” means (a) the Bank Credit Agreement and (b) any other credit, loan or borrowing facility or note purchase agreement by the Company or any Subsidiary providing, in each case, for the incurrence of Senior Funded Debt in a principal amount equal to or greater than $120,000,000, in each case under clauses (a) and (b) as amended, restated, supplemented or otherwise modified and together with increases, refinancings and replacements thereof; provided that for purposes of compliance with Section 9.7 only, “Primary Senior Debt” shall exclude the Folgers Bank Credit Agreement (but it shall include any refinancings, extensions or replacements of the Folgers Bank Credit Agreement).
2. NO OTHER MODIFICATIONS; CONFIRMATION.
     All the provisions of the Notes, and, except as expressly amended, modified and supplemented hereby, all the provisions of the Existing Note Purchase Agreement, are and shall remain in full force and effect. As of the Effective Date (defined below), all references in the Notes to the “Note Purchase Agreements” shall be references to the Existing Note Purchase Agreement, as modified by this Amendment and as hereafter amended, modified or supplemented in accordance with its terms.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     To induce the Noteholders to execute and deliver this Amendment (which representations shall survive such execution and delivery), the Company represents and warrants to the Noteholders that:
     (a) all of the representations and warranties contained in Section 5 of the Existing Note Purchase Agreement are correct with the same force and effect as if made by the Company on the date hereof (or, if any representation or warranty is expressly stated to have been made as of a specific date, as of such date);
     (b) Smucker LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Ohio;
     (c) this Amendment and the Guaranty Agreement of Smucker LLC have been duly authorized, executed and delivered by the Company and Smucker LLC, respectively, and this Amendment and the Guaranty Agreement of Smucker LLC each constitute a legal, valid and binding obligation, contract and agreement of the Company and Smucker LLC, respectively, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
     (d) the Existing Note Purchase Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
     (e) the execution, delivery and performance by each of the Company and Smucker LLC of this Amendment, and the Guaranty Agreement of Smucker LLC,

respectively, (i) have been duly authorized by all requisite corporate or limited liability company, as applicable, action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency or registration, filing or declaration with, any Governmental Authority, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation, bylaws or operating agreement, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this paragraph (e);
     (f) as of the date hereof, no Default or Event of Default has occurred which is continuing;
     (g) neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person; and
     (h) neither the Company nor any Subsidiary is in violation of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 of the United States of America.
4. EFFECTIVENESS.
     The amendments set forth in this Amendment shall become effective only upon the date of the satisfaction in full of the following conditions precedent (which date shall be the “Effective Date”).
4.1. Execution and Delivery of this Amendment.
     The Company shall have delivered to each Noteholder a counterpart hereof, duly executed and delivered by the Company, Smucker LLC and the Required Holders.
4.2. Representations and Warranties.
     The representations and warranties of the Company made in Section 3 of this Amendment and of Smucker LLC in the Guaranty Agreement shall remain true and correct in all respects as of the Effective Date.
4.3. No Injunction, Etc.
     No injunction, writ, restraining order or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority.

4.4. Amendment to 1999 Note Purchase Agreements.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain Fourth Amendment to Note Purchase Agreements, dated as of October 23, 2008, by and among the Company and each of the Persons signatory thereto with respect to those certain separate Note Purchase Agreements, each dated as of June 16, 1999, together with each of the other instruments and agreements executed and/or delivered in connection therewith, each certified as true and correct by a Responsible Officer.
4.5. Amendment to 2000 Note Purchase Agreements.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain Fourth Amendment to Note Purchase Agreements, dated as of October 23, 2008, by and among the Company and each of the Persons signatory thereto with respect to those certain separate Note Purchase Agreements, each dated as of August 23, 2000, together with each of the other instruments and agreements executed and/or delivered in connection therewith, each certified as true and correct by a Responsible Officer.
4.6. Amendment to 2004 Note Purchase Agreement.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain Second Amendment to Note Purchase Agreement, dated as of October 23, 2008, by and among the Company and each of the Persons signatory thereto with respect to that certain Note Purchase Agreement, dated as of May 27, 2004, together with each of the other instruments and agreements executed and/or delivered in connection therewith, each certified as true and correct by a Responsible Officer.
4.7. 2008 Note Purchase Agreement.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain Note Purchase Agreement, dated as of October 23, 2008, by and among the Company and each of the Persons listed on Schedule A thereto, pursuant to which the Company has issued to such Persons its (a) 6.63% Senior Notes due November 1, 2018 in the aggregate principal amount of $376,000,000 and (b) its 6.12% Senior Notes due November 1, 2015 in the aggregate principal amount of $24,000,000, together with each of the other instruments and agreements executed and/or delivered in connection therewith, each certified as true and correct by a Responsible Officer.
4.8. Amendment and Restatement of Intercreditor Agreement.
     The Company shall have delivered to each Noteholder a fully-executed original of a Second Amended and Restated Intercreditor Agreement, dated as of October 23, 2008, by and among the Noteholders, the 1999 Noteholders, the 2000 Noteholders, the 2004 Noteholders, the 2008 Noteholders and the Agent (each as defined therein) and acknowledged and agreed to by the Company and Smucker LLC.

4.9. Payment of Special Counsel Fees.
     The Company shall have paid on or before the Effective Date the reasonable fees, charges and disbursements of Bingham McCutchen LLP, the Noteholders’ special counsel, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Effective Date.
5. EXPENSES.
     Whether or not this Amendment shall become effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment, including, but not limited to, the reasonable fees of the Noteholders’ special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiations and delivery of this Amendment and any other documents related thereto. In addition, the Company will pay all such fees, expenses and costs set forth in any subsequent statement within 30 days of its receipt thereof. Nothing in this Section 5 shall limit the Company’s obligations pursuant to Section 15.1 of the Existing Note Purchase Agreement.
6. MISCELLANEOUS.
     6.1. This Amendment constitutes a contract between the Company and the Noteholders for the uses and purposes hereinabove set forth, and may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.
     6.2. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all the promises and agreements contained in this Amendment by or on behalf of the Company and the Noteholders shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
     6.3. This Amendment constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.
     6.4. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
[Remainder of page intentionally left blank. Next page is signature page.]

     IN WITNESS WHEREOF, the parties hereto have caused the execution of this Amendment by duly authorized officers of each as of the date hereof.

THE J. M. SMUCKER COMPANY
By:	/s/ Mark R. Belgya
	Name:	Mark R. Belgya
	Title:	Vice President and Treasurer

Accepted and Agreed to:

METROPOLITAN LIFE INSURANCE COMPANY METLIFE INSURANCE COMPANY OF CONNECTICUT
By:	Metropolitan Life Insurance Company,
its Investment Manager

By:	/s/ Judy A. Gulotta
	Name:	Judy A. Gulotta
	Title:	Managing Director (executed by Metropolitan Life Insurance Company (i) as to itself as a Purchaser and (ii) as investment manager to MetLife Insurance Company of Connecticut as a Purchaser)

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:	/s/ David Quackenbush
	Name:	David Quackenbush
	Title:	Vice President

PRUCO LIFE INSURANCE COMPANY
By:	/s/ David Quackenbush
	Name:	David Quackenbush
	Title:	Vice President

STATE FARM LIFE INSURANCE COMPANY
By:	/s/ Julie Hoyer
	Name:	Julie Hoyer
	Title:	Senior Investment Officer

By:	/s/ David Quackenbush
	Name:	Jeffrey T. Attwood
	Title:	Investment Officer

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY
By:	/s/ Julie Hoyer
	Name:	Julie Hoyer
	Title:	Senior Investment Officer

By:	/s/ David Quackenbush
	Name:	Jeffrey T. Attwood
	Title:	Investment Officer

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC
as Investment Adviser

By:	/s/ Mark B. Ackerman
	Name:	Mark B. Ackerman
	Title:	Managing Director

C.M. LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC
as Investment Sub-Adviser

By:	/s/ Mark B. Ackerman
	Name:	Mark B. Ackerman
	Title:	Managing Director

NEW YORK LIFE INSURANCE COMPANY
By:	/s/ Trinh Nguyen
	Name:	Trinh Nguyen
	Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	New York Life Investment Management LLC,
its Investment Manager

By:	/s/ Trinh Nguyen
	Name:	Trinh Nguyen
	Title:	Director

AMERICAN GENERAL LIFE INSURANCE COMPANY AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY
By:	AIG Global Investment Corp., investment adviser

By:	/s/ Peter DeFazio
	Name:	Peter DeFazio
	Title:	Managing Director

MONY LIFE INSURANCE COMPANY OF AMERICA
By:	/s/ Amy Judd
	Name:	Amy Judd
	Title:	Investment Officer

AXA EQUITABLE LIFE INSURANCE COMPANY
By:	/s/ Amy Judd
	Name:	Amy Judd
	Title:	Investment Officer

HORIZON BLUE CROSS BLUE SHIELD OF NEW JERSEY
By:	AllianceBernstein LP, Its Investment Advisor

By:	/s/ Amy Judd
	Name:	Amy Judd
	Title:	Senior Vice President

HARTFORD FIRE INSURANCE COMPANY
By:	Hartford Investment Management Company Its Agent and Attorney-in-Fact

By:	/s/ Robert Mills
	Name:	Robert Mills
	Title:	Vice President

PHYSICIANS LIFE INSURANCE COMPANY
By:	Hartford Investment Management Company Its Investment Manager

By:	/s/ Robert Mills
	Name:	Robert Mills
	Title:	Vice President

NATIONWIDE LIFE INSURANCE COMPANY
By:	/s/ Mary Beth Cadle
	Name:	Mary Beth Cadle
	Title:	Authorized Signatory

BANKERS LIFE AND CASUALTY COMPANY CONSECO LIFE INSURANCE COMPANY CONSECO SENIOR HEALTH INSURANCE COMPANY CONSECO HEALTH INSURANCE COMPANY
By:	40|86 Advisors, Inc. acting as Investment Advisor

By:	/s/ Timothy L. Powell
	Name:	Timothy L. Powell
	Title:	Vice President

MINNESOTA LIFE INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

By:	/s/ Thomas B. Houghton
	Name:	Thomas B. Houghton
	Title:	Vice President

AMERICAN REPUBLIC INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

By:	/s/ Thomas B. Houghton
	Name:	Thomas B. Houghton
	Title:	Vice President

BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.
By:	Advantus Capital Management, Inc.

By:	/s/ Thomas B. Houghton
	Name:	Thomas B. Houghton
	Title:	Vice President

FORT DEARBORN LIFE INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

By:	/s/ Thomas B. Houghton
	Name:	Thomas B. Houghton
	Title:	Vice President

COLORADO BANKERS LIFE INSURANCE COMPANY
By:	Advantus Capital Management, Inc.

By:	/s/ Thomas B. Houghton
	Name:	Thomas B. Houghton
	Title:	Vice President

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By:	Allianz of America, Inc. as the authorized signatory and investment manager

By:	/s/ Gary Brown
	Name:	Gary Brown
	Title:	Assistant Treasurer

COUNTRY LIFE INSURANCE COMPANY
By:	/s/ John Jacobs
	Name:	John Jacobs
	Title:	Director — Fixed Income

AMERICAN UNITED LIFE INSURANCE COMPANY
By:	/s/ Michael Bullock
	Name:	Michael Bullock
	Title:	V.P. Private Placements

THE STATE LIFE INSURANCE COMPANY
By:	American United Life Insurance Company, its Agent

By:	/s/ Michael Bullock
	Name:	Michael Bullock
	Title:	V.P. Private Placements

STATE OF WISCONSIN INVESTMENT BOARD
By:	/s/ Christopher P. Prestigiacomo
	Name:	Christopher P. Prestigiacomo
	Title:	Portfolio Manager

NATIONAL LIFE INSURANCE COMPANY
By:	/s/ R. Scott Higgins
	Name:	R. Scott Higgins
	Title:	Senior Vice President, Sentinel Asset Management

THE UNION CENTRAL LIFE INSURANCE COMPANY
By:	Summit Investment Advisors, Inc., as Agent

By:	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Managing Director — Private Placements

AMERITAS LIFE INSURANCE CORP.
By:	Summit Investment Advisors, Inc., as Agent

By:	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Managing Director — Private Placements

ACACIA LIFE INSURANCE COMPANY
By:	Summit Investment Advisors, Inc., as Agent

By:	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Managing Director — Private Placements

TRAVELERS CASUALTY AND SURETY COMPANY
By:	/s/ David D. Rowland
	Name:	David D. Rowland
	Title:	Sr. Vice President

MODERN WOODMEN OF AMERICA
By:	/s/ Douglas A. Pannier
	Name:	Douglas A. Pannier
	Title:	Portfolio Manager — Private Placements

NATIONAL GUARDIAN LIFE INSURANCE COMPANY
By:	/s/ R.A. Mucci
	Name:	R.A. Mucci
	Title:	Senior Vice President & Treasurer

GUARANTOR ACKNOWLEDGEMENT
     The undersigned hereby acknowledges and agrees to the terms of the First Amendment to Note Purchase Agreement, dated as of October 23, 2008 (the “First Amendment”), amending that certain Note Purchase Agreement, dated as of May 31, 2007 (the “Note Purchase Agreement”), among The J.M. Smucker Company, an Ohio corporation, and the holders of Notes party thereto. The undersigned hereby confirms that the Guaranty Agreement to which the undersigned is a party remains in full force and effect after giving effect to the First Amendment and continues to be the valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles.
          Capitalized terms used herein but not defined are used as defined in the Note Purchase Agreement.
          Dated as of October 23, 2008

J.M. SMUCKER LLC
By:
Name:
Title: